SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)           FEBRUARY 22, 2000

                        DEVCON INTERNATIONAL CORPORATION
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             (Exact name of registrant as specified in its charter)

                                     FLORIDA
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                 (State or other jurisdiction of incorporation)

       000-07152                                          59-0671992
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(Commission File Number)                       (IRS Employer Identification No.)

                    1350 EAST NEWPORT CENTER DRIVE, SUITE 201
                         DEERFIELD BEACH, FLORIDA 33442
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          (Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code           (954) 429-1500

                                       N/A
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          (Former name or former address, if changed since last report)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

         On February 22, 2000, Devcon International Corp. (the "Company"), completed the disposition (the "Disposition") of its bulk cement terminals in the eastern Caribbean, valued at $19.6 million. The purchaser was Caricement, B.V., (the "Purchaser") an affiliate of Madrid-based Umar - Union Maritima Internacional S.A., ("Umar"). At the same time, the Company entered into an agreement with the Purchaser to sell its cement and ready-mix operations in Dominica for approximately $3.9 million (the "Dominica Transaction"). Devcon will ultimately recognize a multi-million dollar gain on the transactions, after certain contingency charges, given that the net book value of the assets being sold is approximately $6.3 million. The purchase price was determined based upon negotiations between the Company and the Purchaser.

         The Purchaser had previously paid the Company $1 million for an option to purchase the terminals and subsequently made an additional $6 million deposit. Part of this deposit is being applied to the Dominica Transaction.

         Supply agreements, which became effective on February 22, 2000, provide for Umar to deliver cement for use in the Company's ready-mix concrete and concrete block operations. The Company also entered into a one-year management agreement to operate the terminals and related cement bagging facilities for Umar. The Company and its subsidiaries are initially acting as Umar's distributor of bulk and bagged cement on the involved islands.

         The four cement terminals located on St. Thomas, St. Croix, St. Maarten and Antigua generate approximately $6.3 million in annual sales of bulk and bagged cement to third parties. The operations in Dominica generate approximately $4.9 million in annual sales of concrete and cement.

         The company expects to use a large portion of the proceeds to pay down debt and possibly buy back shares.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of Business Acquired.

         Not applicable.

(b)      Pro Forma Financial Information.

         Note applicable.

(c)      Exhibits

                                       2

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      EXHIBIT
      NUMBER                              DESCRIPTION
----------------      ----------------------------------------------------------
        2.1                   Asset Purchase Agreement, by and between Mapleton
                      International B.V., a company organized under the laws of the Netherlands, trading under the name Caricement, their affiliate Union Maritima Internacional, S.A., a Spanish company, Devcon International Corp., a Florida corporation and its subsidiaries, V.I. Cement & Building Products,
                      Inc., an entity formed and existing under the laws of the U.S. Virgin Islands, Bouwbedrijf Boven Winden, N.V., an entity formed and existing under the laws of the Netherlands Antilles, Antigua Cement, Ltd., an entity organized and existing under the laws of Antigua and Barbuda, Caribbean Construction & Development, Ltd., an entity organized and existing under the laws of the Commonwealth of Dominica and Caribbean Cement Carriers,
                      Ltd., a Cayman Island company.

        2.2                   Stock Purchase Agreement dated February 22, 2000
                     among Caribbean Construction & Development, Ltd., a private company limited by shares organized under the laws of the Commonwealth of Dominica, West Indies, Devcon International Corp., a corporation organized under the laws of Florida, and Caricement Antilles N.V., a corporation organized under the laws of Curacao, Netherland Antilles.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     DEVCON INTERNATIONAL CORP.

Dated:  March 8, 2000                By:/s/ JAN NORELID
                                        ----------------------------------------
                                     Name:  Jan Norelid
                                     Its: VP Finance and Chief Financial Officer

                                       3

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                                 EXHIBIT INDEX

      EXHIBIT                             DESCRIPTION
      -------                             -----------
        2.1                   Asset Purchase Agreement, by and between Mapleton
                      International B.V., a company organized under the laws of the Netherlands, trading under the name Caricement, their affiliate Union Maritima Internacional, S.A., a Spanish company, Devcon International Corp., a Florida corporation and its subsidiaries, V.I. Cement & Building Products, Inc., an entity formed and existing under the laws of the U.S. Virgin Islands, Bouwbedrijf Boven Winden, N.V., an entity formed and existing under the laws of the Netherlands Antilles, Antigua Cement, Ltd., an entity organized and existing under the laws of Antigua and Barbuda, Caribbean Construction & Development, Ltd., an entity organized and existing under the laws of the Commonwealth of Dominica and Caribbean Cement Carriers, Ltd., a Cayman Island company.

        2.2                   Stock Purchase Agreement dated February 22, 2000
                     among Caribbean Construction & Development, Ltd., a private company limited by shares organized under the laws of the Commonwealth of Dominica, West Indies, Devcon International Corp., a corporation organized under the laws of Florida, and Caricement Antilles N.V., a corporation organized under the laws of Curacao, Netherland Antilles.